EXHIBIT 4

                               AMERICAN TELEPHONE
                                  AND TELEGRAPH
                                     COMPANY




                                   ----------




                             RESTATED CERTIFICATE OF
                            INCORPORATION OF AMERICAN
                         TELEPHONE AND TELEGRAPH COMPANY
                             FILED JANUARY 10, 1989




                                   ----------




                       WITH AMENDMENTS DATED JUNE 8, 1989,
                         MARCH 18, 1992, JUNE 1, 1992,
                        APRIL 20, 1994 AND JUNE 8, 1998

                    RESTATED CERTIFICATE OF INCORPORATION OF
                    AMERICAN TELEPHONE AND TELEGRAPH COMPANY
                        UNDER SECTION 807 OF THE BUSINESS
                                 CORPORATION LAW


     We,  the   undersigned,   being  a  Vice   President  and  the   Secretary,
respectively, of American Telephone and Telegraph Company, do hereby certify as follows:

         1. The name of the corporation is "American Telephone and Telegraph Company."

         2. The Certificate of Incorporation of the corporation was filed in the office of the Secretary of State of New York on March 3, 1885.

         3. The text of the Certificate of Incorporation (1) is hereby amended pursuant to authority vested in the Board of Directors by the Certificate of Incorporation of the corporation, as heretofore amended, and in accordance with
Section 502 of the Business Corporation Law to delete in its entirety Article EIGHTH thereof stating the number, designation, relative rights, preferences, and limitations pertaining to four series of preferred shares, all of which shares have been redeemed by the corporation, and renumber the articles subsequent thereto sequentially following Article SEVENTH; and (2) as so amended and as amended heretofore is hereby restated to read as herein set forth in full:

                  "We do hereby associate ourselves together for the purpose of constructing, buying, owning, leasing, or otherwise obtaining, lines of electric telegraph partly within and party beyond the limits of the State of New York, and of equipping, using, operating, or otherwise maintaining, the same; and of becoming a body politic and corporate under and by virtue of the provisions of an act of the Legislature of the State of New York entitled `An Act to provide for the incorporation and regulation of telegraph companies,' passed April 12, 1848, and the various acts amendatory thereof or supplemental thereto; and of having and exercising all and every of the powers, privileges, franchises and immunities in and by said acts conferred. And in pursuance of the requirements of the various acts aforesaid, and for the purposes above set forth, we do hereby declare and certify as follows,

                  "FIRST. The name assumed to distinguish such association and to be used in its dealings, and by which it may sue and be sued, is the American Telephone and Telegraph Company.

                  "SECOND. The general route of the lines of telegraph of said association will be from a point or points in the city of New York along all rail roads, bridges, highways and other practicable, suitable and convenient ways or courses, leading thence to the cities of Albany, Boston, and the intermediate cities, towns and places, also from a point or points in and through the city of New York, and thence through and across the Hudson and East rivers and the bay and harbor of New York, to Jersey City, Long Island City and Brooklyn, and along all rail roads, bridges, highways and other practicable, suitable and convenient ways and courses to the cities of Philadelphia, Baltimore, Washington, Richmond, Charleston, Mobile and New Orleans, and to all intermediate cities, towns and places; and in like manner to the cities of Buffalo, Pittsburgh, Cleveland, Cincinnati, Louisville, Memphis, Indianapolis, Chicago, Saint Louis, Kansas City, Keokuk, Des Moines, Detroit, Milwaukee, Saint Paul, Minneapolis, Omaha, Cheyenne, Denver, Salt Lake City, San Francisco and Portland, and to all intermediate cities, towns and places, and also along all rail roads, bridges, highways and other practicable, suitable and convenient ways and courses as may be necessary or proper for the purpose of connecting with each other one or more points in said city of New York, and in each of the cities, towns and places hereinabove specifically or generally designated.

                  "And it is further declared and certified that the general route of the lines of this association, in addition to those hereinbefore described or designated, will connect one or more points in each and every city, town or place in the State of New York with one or more points in each and every other city, town or place in said State, and in each and every other of the United States, and in Canada and Mexico, and each and every of said cities, towns and places is to be connected with each and every other city, town or place in said States and Countries, and also by cable and other appropriate means with the rest of the known world as may hereafter become necessary or desirable in conducting the business of this association.

                  "THIRD. The aggregate number of shares which the corporation is authorized to issue is 1,600,000,000 shares, consisting of 1,500,000,000 common shares having a par value of $1 pre share and 100,000,000 preferred shares having a par value of $1 per share.

                  "The preferred shares may be issued from time to time in one or more series. All preferred shares of all series shall rank equally and be identical in all respects except that the Board of Directors is authorized to fix the number of shares in each series, the designation thereof and, subject to the provisions of this Article Third, the relative rights, preferences and limitations of each series and the variations in such rights, preferences and limitations as between series and specifically is authorized to fix with respect to each series:

                  "(a) the dividend rate on the shares of such series and the date or dates from which dividends shall be cumulative;

                  "(b) the times when, the prices at which, and all other terms and conditions upon which, shares of such series shall be redeemable;

                  "(c) the amounts which the holders of shares of such series shall be entitled to receive upon the liquidation, dissolution or winding up of the corporation, which amounts may vary depending on whether such liquidation, dissolution or winding up is voluntary or involuntary and, if voluntary, may vary at different dates;

                  "(d) whether or not the shares of such series shall be subject to the operation of a purchase, retirement or sinking fund and, if so, the extent to and manner n which such purchase, retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or for other corporate purposes and the terms and provisions relative to the operation of the said fund or funds;

                  "(e) whether or not the shares of such series shall be convertible into or exchangeable for shares of any other class or series and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same;

                  "(f) the restrictions, if any, upon the payment of dividends or making of other distributions on, and upon the purchase or other acquisition of, common shares;

                  "(g)  the   restrictions,   if  any,   upon  the  creation  of
         indebtedness, and the restrictions, if any, upon the issue of any additional shares ranking on a parity with or prior to the shares of such series in addition to the restrictions provided for in this Article Third;

                  "(h) the voting powers, if any, of the shares of such series in addition to the voting powers provided for in this Article Third; and

                  "(i) such other rights, preferences and limitations as shall not be inconsistent with this Article Third.

"All shares of any particular series shall rank equally and be identical in all respects except that shares of any one series issued at different times may differ as to the date from which dividends shall be cumulative.

     "Dividends on preferred shares of each series shall be cumulative from the date or dates fixed with respect to such series and shall be paid or declared or set apart for payment for all past dividend periods and for the current dividend period before any dividends (other than dividends payable in common shares) shall be declared or paid or set apart for payment on common shares. Whenever, at any time, full cumulative dividends for all past dividend periods and for the current dividend period shall have been paid or declared and set apart for payment on all then outstanding preferred shares and all requirements with respect to any purchase, retirement or sinking fund or funds for all series of preferred shares shall have been complied with, the Board of Directors may declare dividends on the common shares and the preferred shares shall not be entitled to share therein.

     "Upon any liquidation, dissolution or winding up of the corporation, the holders of preferred shares of each series shall be entitled to receive the amounts to which such holders are entitled as fixed with respect to such series, including all dividends accumulated to the date of final distribution, before any payment or distribution of assets of the corporation shall be made to or set apart for the holders of common shares and after such payments shall have been made in full to the holders of preferred shares, the holders of common shares shall be entitled to receive any and all assets remaining to be paid or distributed to shareholders and the holders of preferred shares shall not be entitled to share therein. For the purposes of this paragraph, the voluntary sale, conveyance, lease, exchange or transfer of all or substantially all the property or assets of the corporation or a consolidation or merger of the corporation with one or more other corporations (whether or not the corporation is the corporation surviving such consolidation or merger) shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary.

     "The aggregate amount which all preferred shares outstanding at any time shall be entitled to receive on involuntary liquidation, dissolution or winding up shall not exceed $8,000,000,000.

     "So long as any preferred shares are outstanding,  the corporation will not
(a) without the affirmative vote or consent of the holders of at least 66-2/3% of all the preferred shares at the time outstanding, (i) authorize shares of stock ranking prior to the preferred shares, or (ii) change any provision of this Article Third so as to affect adversely the preferred shares; (b) without the affirmative vote or consent of the holders of at least 66-2/3% of any series of preferred shares at the time outstanding, change any of the provisions of such series so as to affect adversely the shares of such series; (c) without the affirmative vote or consent of the holders of at least a majority of all the preferred shares at the time outstanding, (i) increase the authorized number of preferred shares or (ii) authorize shares of any other class of stock ranking on a parity with the preferred shares.

     "Whenever, at any time or times, dividends payable on preferred shares shall be in default in an aggregate amount equivalent to six full quarterly dividends on any series of preferred shares at the time outstanding, the number of directors then constituting the Board of Directors of the corporation shall ipso facto be increased by two, and the outstanding preferred shares shall, in addition to any other voting rights, have the exclusive right, voting separately as a class and without regard to series, to elect two directors of the corporation to fill such newly created directorships and such right shall continue until such time as all dividends accumulated on all preferred shares to the latest dividend payment date shall have been paid or declared and set apart for payment.

     "No holder of preferred shares of any series, irrespective of any voting or other rights of shares of such series, shall have, as such holder, any preemptive right to purchase any other shares of the corporation or any securities convertible into or entitling the holder to purchase such other shares.

     "If in any case the amounts payable with respect to any requirements to retire preferred shares are not paid in full in the case of all series with respect to which such requirements exist, the number of shares to be retired in each series shall be in proportion to the respective amounts which would be payable on account of such requirements if all amounts payable were paid in full.

         "FOURTH. The number of directors shall be as provided for in the By-Laws.

         "FIFTH.  The duration of the corporation shall be perpetual.

         "SIXTH. The office of the corporation is located in the Borough of Manhattan, City and County of New York, State of New York.

         "SEVENTH. The Secretary of State of the State of New York is designated as agent of the corporation upon whom process against it may be served. The post office address to which the Secretary of State shall mail a copy of any process served upon him as agent of the corporation is American Telephone and Telegraph Company, 550 Madison Avenue, New York, New York 10022.

         "EIGHTH. No holder of common shares shall have, as such holder, any preemptive right to purchase any shares or other securities of the corporation.

         "NINTH. No director shall be personally liable to the Corporation or any of its shareholders for damages for any breach of duty as a director; provided, however, that the foregoing provision shall not eliminate or limit (i) the liability of a director if a judgment or other final adjudication adverse to him or her establishes that his or her acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled or that his or her acts violated Section 719 of the New York Business Corporation Law; or (ii) the liability of a director for any act or omission prior to the adoption of this Article NINTH by the shareholders of the Corporation.

         4. The manner in which this restatement of the Certificate of Incorporation was authorized was by a resolution of the Board of Directors of the corporation.

In Witness Whereof, we have signed and verified this Restated Certificate of Incorporation of American Telephone and Telegraph Company this 9th day of January 1989.



                                  /s/      S. L. Prendergast
                                  ---------------------------------
                                  By:      S. L. Prendergast
                                           Corporate Vice President
                                             and Treasurer


                                  /s/      R. E. Scannell
                                  ---------------------------------------
                                  By:      R. E. Scannell
                                           Corporate Vice President - Law
                                             and Secretary

State of New York                  )
                                   ) ss.:
County of New York                 )

     R. E. Scannell, being duly sworn, deposes and says that he is the Corporate Vice President - Law and Secretary of American Telephone and Telegraph Company, that he signed the foregoing Certificate as Corporate Vice President - Law and Secretary of such corporation, that he knows the contents thereof, and that the statements therein contained are true.



                                  /s/      R. E. Scannell
                                  ---------------------------------------
                                  By:      R. E. Scannell
                                           Corporate Vice President - Law
                                             and Secretary


Subscribed and sworn to before me this 9th day of January 1989.

            Janet M. Kirpan
             Notary Public

            Janet M. Kirpan
   Notary Public, State of New York
            No. 31-4624682
    Qualified in New York County
  Commission expires March 30, 1990

                    CERTIFICATE OF CORRECTION OF THE RESTATED
                         CERTIFICATE OF INCORPORATION OF
                    AMERICAN TELEPHONE AND TELEGRAPH COMPANY
                            UNDER SECTION 105 OF THE
                            BUSINESS CORPORATION LAW

     We, the undersigned, Robert E. Scannell and B. Ward White, being respectively the Corporate Vice President - Law and Secretary and the Assistant Secretary of American Telephone and Telegraph Company for the purpose of correcting the date appearing in the citation to `An Act to provide for the incorporation and regulation of telegraph companies,' passed April 12, 1848 (stated correctly as 1948) which appears on the face of the Restated Certificate of Incorporation of American Telephone and Telegraph Company under Section 807 of the Business Corporation Law hereby certify:

         1. The name of the corporation is American Telephone and Telegraph Company.

         2. The Restated Certificate of Incorporation of American Telephone and Telegraph Company under Section 807 of the Business Corporation Law was filed by the Department of State on January 10, 1989.

         3. The last paragraph of the first page of the certificate is corrected to read as follows:

         "We do hereby associate ourselves together for the purpose of constructing, buying, owning, leasing, or otherwise obtaining, lines of electric telegraph partly within and partly beyond the limits of the State of New York, and of equipping, using, operating, or otherwise maintaining, the same; and of becoming a body politic and corporate under and by virtue of the provisions of an act of the Legislature of the State of New York entitled `An Act to provide for the incorporation and regulation of telegraph companies.' passed April 12, 1848, and the various acts amendatory thereof or supplemental thereto; and of having and exercising all and every of the powers, privileges, franchises and immunities in and by said acts conferred. And in pursuance of the requirements of the various acts aforesaid, and for the purposes above set forth, we do hereby declare and certify as follows,

     IN WITNESS WHEREOF, we have signed and verified this certificate on the 31st day of May, 1989 and we affirm the statements contained herein as true under penalties of perjury.


                                  AMERICAN TELEPHONE AND TELEGRAPH COMPANY



                                  /s/      Robert E. Scannell
                                  --------------------------------------
                                  By:      Robert E. Scannell
                                           Corporate Vice President - Law
                                             and Secretary


                                  /s/      B. Ward White
                                  ----------------------------
                                  By:      B. Ward White
                                           Assistant Secretary

                      CERTIFICATE OF CHANGE OF THE RESTATED
                         CERTIFICATE OF INCORPORATION OF
                    AMERICAN TELEPHONE AND TELEGRAPH COMPANY
                           UNDER SECTION 805-A OF THE
                            BUSINESS CORPORATION LAW

         1. The name of the corporation is "American Telephone and Telegraph Company."

         2. The Certificate of Incorporation was filed in the office of the Secretary of State of the State of New York on March 3, 1885.

         3. The change in the Certificate of Incorporation effected by this Certificate of Change is as follows:

                  To change the post office address to which the Secretary of State of the State of New York shall mail a copy of any process against the corporation served upon said Secretary of State.

         4. To accomplish the foregoing change, Article SEVENTH of the Certificate of Incorporation, relating to service of process, is hereby stricken out in its entirety, and the following new Article SEVENTH is substituted in lieu thereof:

                  "SEVENTH. The Secretary of State of the State of New York is designated as agent of the corporation upon whom process against it may be served. The post office address to which the Secretary of State shall mail a copy of any process served upon him as agent of the corporation is American Telephone and Telegraph Company, 32 Avenue of the Americas, New York, New York, 10013.

         5. The manner in which this Certificate of Change was authorized was by resolution of the Board of Directors of the corporation.

     IN WITNESS WHEREOF, we have signed and verified this Certificate of Change of American Telephone and Telegraph Company this 16th day of March 1992.



                                  /s/      S. L. Prendergast
                                  ---------------------------------
                                  By:      S. L. Prendergast
                                           Corporate Vice President
                                             and Treasurer


                                  /s/      R. E. Scannell
                                  -------------------------------------------
                                  By:      R. E. Scannell
                                           Vice President - Law and Secretary

State of New York                  )
                                   ) ss.:
County of New York                 )

     R. E. Scannell, being duly sworn, deposes and says that he is the Vice President - Law and Secretary of American Telephone and Telegraph Company, that he signed the foregoing Certificate as Vice President - Law and Secretary of such corporation, that he knows the contents thereof, and that the statements therein contained are true.



                                  /s/      R. E. Scannell
                                  -------------------------------------------
                                  By:      R. E. Scannell
                                           Vice President - Law and Secretary


Subscribed and sworn to before me this 16th day of March 1992.

            Janet M. Kirpan
             Notary Public

            Janet M. Kirpan
    Notary Public, State of New York
            No. 31-4624682
     Qualified in New York County
   Commission expires March 30, 1994

                    CERTIFICATE OF AMENDMENT OF THE RESTATED
                         CERTIFICATE OF INCORPORATION OF
                    AMERICAN TELEPHONE AND TELEGRAPH COMPANY
                            UNDER SECTION 805 OF THE
                            BUSINESS CORPORATION LAW

     We, the undersigned, being a Vice President and Secretary, respectively, of American Telephone and Telegraph Company, do hereby certify as follows:

         1. The name of the corporation is "American Telephone and Telegraph Company."

         2. The Certificate of Incorporation of the corporation was filed in the office of the Secretary of State of the State of New York on March 3, 1885.

         3. Said Certificate of Incorporation is amended to increase the authorized number of common shares of the capital stock of the corporation having a par value of $1 from 1,500,000,000 to 2,000,000,000 shares.

         4. To effect the foregoing, the first paragraph of Article THIRD of said Certificate of Incorporation, relating to the aggregate number of shares the corporation is authorized to issue, the par value thereof, and the classes into which the shares are divided is hereby stricken out in its entirety, and the following new first paragraph of Article THIRD is substituted in lieu thereof:

                  "THIRD. The aggregate number of shares which the corporation is authorized to issue is 2,100,000,000 shares, consisting of 2,000,000,000 common shares having a par value of $1 per share and 100,000,000 preferred shares having a par value of $1 per share.

         5. The manner in which the foregoing amendment of said Certificate of Incorporation was authorized was by vote of the holders of a majority of all outstanding shares of the corporation entitled to vote thereon at a meeting of shareholders, subsequent to the unanimous vote of the Board of Directors.

     IN WITNESS WHEREOF, we have signed and verified this Certificate of Amendment of said Certificate of Incorporation of American Telephone and Telegraph Company this 13th day of May, 1992.



                                  /s/      S. L. Prendergast
                                  -------------------------------------
                                  By:      S. L. Prendergast
                                           Vice President and Treasurer


                                  /s/      R. E. Scannell
                                  -------------------------------------------
                                  By:      R. E. Scannell
                                           Vice President - Law and Secretary

          Certificate of Amendment of the Certificate of Incorporation
                                       of
                    American Telephone and Telegraph Company

                Under Section 805 of the Business Corporation Law




     We, the undersigned, being a Vice President and an Assistant Secretary respectively, of American Telephone and Telegraph Company, do hereby certify as follows:

         FIRST: The name of the corporation is American Telephone and Telegraph Company.

         SECOND: The Certificate of Incorporation of the corporation was filed by the Department of State on March 3, 1885.

         THIRD: The Certificate of Incorporation of the corporation is hereby amended by changing the name of the corporation to AT&T Corp.

         FOURTH: To accomplish the foregoing amendment, Article FIRST of the Certificate of Incorporation of the corporation is amended to read as follows:

                  "FIRST.  The name of the corporation is AT&T Corp."

         FIFTH: The manner in which the foregoing amendment of said Certificate of Incorporation of the corporation was authorized was by vote of the holders of a majority of all outstanding shares of the corporation entitled to vote thereon at a meeting of shareholders, subsequent to the unanimous vote of the Board of Directors.

     IN WITNESS WHEREOF, we have subscribed this document on April 20, 1994 and do hereby affirm, under the penalties of perjury, that the statements contained therein have been examined by us and are true and correct.


                                  /s/      Jim G. Kilpatric
                                  ------------------------------------
                                  By:      Jim G. Kilpatric
                                           Senior Vice President - Law


                                  /s/      Robert A. Maynes
                                  ----------------------------
                                  By:      Robert A. Maynes
                                           Assistant Secretary

                            CERTIFICATE OF AMENDMENT
                       OF THE CERTIFICATE OF INCORPORATION
                                       OF
                                   AT&T CORP.
                            UNDER SECTION 805 OF THE
                            BUSINESS CORPORATION LAW


         We, the undersigned, being a Vice President and Assistant Secretary, respectively, of AT&T Corp., do hereby certify as follows:

         1. The name of the corporation is AT&T Corp. The name under which the Corporation was formed is American Telephone and Telegraph Company.

         2. The Certificate of Incorporation of the corporation was filed in the office of the Secretary of State of the State of New York on March 3, 1885.

         3. Said Certificate of Incorporation is amended to increase the authorized number of common shares of the capital stock of the corporation having a par value of $1 from 2,000,000,000 shares to 6,000,000,000 shares.

         4. To effect the foregoing, the first paragraph of Article THIRD of said Certificate of Incorporation, relating to the aggregate number of shares the corporation is authorized to issue, the par value thereof, and the classes into which the shares are divided is hereby stricken out in its entirety, and the following new first paragraph of Article THIRD is substituted in lieu thereof:

                           "THIRD.  The aggregate number of shares which the
                  corporation is authorized to issue is 6,100,000,000 shares, consisting of 6,000,000,000 common shares having a par value of $1 per share and 100,000,000 preferred shares having a par value of $1 per share.

         5. The manner in which the foregoing amendment of said Certificate of Incorporation was authorized was by vote of the holders of a majority of all outstanding shares of the corporation entitled to vote thereon at a meeting of shareholders, subsequent to the unanimous vote of the Board of Directors.

     IN WITNESS WHEREOF, we have signed this Certificate of Amendment of said Certificate of Incorporation of AT&T Corp. this 22th day of May, 1998 and we affirm the statements contained therein as true under penalties of perjury.


                                  /s/   Marilyn J. Wasser
                                  --------------------------------------
                                  By:   M. J. Wasser
                                        Vice President-Law and Secretary



                                  /s/   Robert A. Maynes
                                  -------------------------
                                  By:   R. A. Maynes
                                        Assistant Secretary